Contact:	Joyce Thomas
Caesars Acquisition Company
(702) 880-4707

Caesars Acquisition Company Reports Third Quarter 2014 Results

LAS VEGAS, November 10, 2014 - Caesars Acquisition Company (NASDAQ: CACQ) today reported the following results for Caesars Growth Partners, LLC ("CGP LLC") for the third quarter 2014. Caesars Acquisition Company ("CAC") was formed to make an investment in CGP LLC, owns 100% of the voting membership units and accounts for its investment under the equity method.

•	Achieved strong results in the Interactive Entertainment segment with revenues and Adjusted EBITDA up 104.8% and 74.5% year over year, respectively

•
Posted meaningful growth in the Casino Properties and Development segment with revenues and Adjusted EBITDA up 31.3% and 17.0% year over year, respectively, driven primarily from the opening of Horseshoe Baltimore in August 2014, the addition of Cromwell in the second quarter, and positive hospitality and entertainment trends

•	Opened Horseshoe Baltimore on August 26, 2014 to an enthusiastic customer base

•	Completed Phase I of The Quad renovation and commenced operations as of October 30, 2014 as The LINQ Hotel & Casino

Operating Results of CGP LLC and Predecessor Growth Partners
The financial information for the three and nine months ended September 30, 2014 reflects the financial results of CGP LLC on a combined and consolidated basis.
The financial information for the three and nine months ended September 30, 2013 does not reflect the impacts of the October 21, 2013 formation transaction, including the recording of non-controlling interest or the determination of taxes in accordance with the LLC structure of CGP LLC. Instead, this financial information, referred to herein as Predecessor Growth Partners, presents the combination of those assets and entities that were purchased by or contributed to CGP LLC with financial information derived from the historical accounting records and consolidated financial statements of Caesars Entertainment Corporation.
In May 2014, subsidiaries of CGP LLC acquired Bally’s Las Vegas, Cromwell, The LINQ Hotel & Casino and Harrah’s New Orleans from Caesars Entertainment Operating Company, Inc. ("CEOC"). Because these acquisitions were accounted for as transactions among entities under common control, the financial information herein includes the financial results for these properties as if those businesses were combined into the CGP LLC reporting entity for all periods presented. Therefore, the financial information contained herein provides comparable results for all periods presented.

	CGP LLC	Predecessor Growth Partners	Percent Favorable/(Unfavorable)	CGP LLC	Predecessor Growth Partners	Percent Favorable/(Unfavorable)
	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2014	2013		2014	2013
Interactive entertainment net revenues	$161.6	$78.9	104.8%	$430.4	$221.0	94.8%
Casino properties and developments net revenues	324.2	246.9	31.3%	910.3	774.3	17.6%
Total net revenues	485.8	325.8	49.1%	1,340.7	995.3	34.7%
Income from operations	82.1	46.0	78.5%	91.1	100.2	(9.1)%
Net income from continuing operations	70.7	46.8	51.1%	67.6	116.2	(41.8)%
Net loss from discontinued operations	(14.6)	—	N/A	(15.6)	—	N/A
Adjusted EBITDA (1)	105.4	78.7	33.9%	312.8	254.0	23.1%
________________________________________

(1)
Adjusted Earnings before Interest Income/Expense, Income Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure that is reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of capital investment decisions made for the long-term benefit of CGP LLC and Predecessor Growth Partners.

Management Commentary
“Caesars Growth Partners, LLC reported another solid quarter of results driven by year over year growth in both of our operating segments,” said Mitch Garber, chief executive officer of Caesars Acquisition Company. “Our Interactive Entertainment business continues to deliver impressive results, primarily from our market leading social and mobile games business. We successfully opened Horseshoe Baltimore during the quarter to a welcoming crowd and are excited about the results to date. Most recently, we completed the first phase of renovations at The LINQ Hotel & Casino. We are excited about the transformation of this asset, which complements the entire LINQ retail and dining experience. We expect these enhancements to generate improved performance at the property over time. Overall, we are confident that our strategy of developing new projects in key markets and investing capital to expand and enhance our existing casino and interactive portfolio will drive growth and solid operating results for CGP.”
Financial Results
Net revenues for the third quarter 2014 increased by $160.0 million, or 49.1%, compared with same period in 2013, driven by strong performance in both operating segments, including Caesars Interactive Entertainment's ("Interactive Entertainment" or "CIE") first quarter 2014 acquisition of Pacific Interactive, the opening of Cromwell in May 2014 and the opening of Horseshoe Baltimore in August 2014. Income from operations for the third quarter 2014 was $82.1 million as compared to $46.0 million for the same period in 2013. The increase in income from operations is primarily attributable to a decrease in the fair value of contingently issuable non-voting membership units. Adjusted EBITDA increased $26.7 million or 33.9% in the third quarter 2014 as compared with the third quarter of 2013, primarily driven by the income impact of increased revenues.
Reportable Segments Operating Results
Interactive Entertainment

	CGP LLC	Predecessor Growth Partners	Percent Favorable/(Unfavorable)	CGP LLC	Predecessor Growth Partners	Percent Favorable/(Unfavorable)
	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2014	2013		2014	2013
Net revenues	$161.6	$78.9	104.8%	$430.4	$221.0	94.8%
Income/(loss) from operations	20.1	22.7	(11.5)%	21.0	(4.4)	577.3%
Net income/(loss) from continuing operations	(2.9)	16.2	(117.9)%	(2.2)	1.3	(269.2)%
Net loss from discontinued operations	(14.6)	—	N/A	(15.6)	—	N/A
Adjusted EBITDA(1)	53.4	30.6	74.5%	129.1	71.9	79.6%

________________________________________

(1)	See Reconciliation of Net Income/(Loss) from Continuing Operations to Adjusted EBITDA.
 Interactive Entertainment net revenues increased by 104.8% in the third quarter of 2014 as compared to the same period in 2013 as a result of the first quarter 2014 acquisition of Pacific Interactive and organic growth in the social and mobile games business. Income from operations for the three months ended September 30, 2014 was $20.1 million, compared with income from operations of $22.7 million for the same period in 2013. Adjusted EBITDA increased in the third quarter 2014 as compared with the third quarter of 2013, driven by the income impact of increased revenues, partially offset by increased marketing and operating expenses associated with real money online gaming.
Performance Metrics - Interactive Entertainment
The tables below show the results of CIE's business based upon our financial metrics for the periods indicated.

	For the Three Months Ended
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
(In millions)	2014	2014(2)	2014(2)	2013(1)	2013	2013	2013
Revenues
Social and mobile games	$151.3	$134.4	$115.7	$90.7	$74.7	$70.7	$66.6
WSOP and online real money gaming	10.3	10.2	8.5	4.9	4.2	3.3	1.5
Total	$161.6	$144.6	$124.2	$95.6	$78.9	$74.0	$68.1

Adjusted EBITDA	$53.4	$44.6	$31.1	$25.2	$30.6	$20.1	$21.2
________________________________________
(1) Presents the aggregate of Predecessor Growth Partners for the period from October 1 through October 21, 2013, and CGP LLC for the period from October 22 through December 31, 2013.
(2) Adjusted EBITDA has been recasted to reflect discontinued operations related to CIE.
The table below shows the results of CIE's social and mobile games business using operating metrics for the periods indicated. User statistics are presented in thousands of users, and average revenues per user is presented in dollars.

	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014(1)	Dec. 31, 2013(2)	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Average Daily Active Users(3)	5,640	5,681	5,704	4,639	4,803	4,952	5,259
Average Monthly Active Users(3)	17,767	18,575	19,597	15,914	16,354	16,962	17,695
Average Monthly Unique Users(3)	16,472	16,794	17,370	13,908	14,615	14,941	16,052
Average Monthly Unique Payers(3)	595	539	511	322	293	279	292
Average Revenue Per User	$0.29	$0.26	$0.24	$0.21	$0.17	$0.16	$0.14
________________________________________

(1)	Operating metrics include numbers from Pacific Interactive only after its February 2014 acquisition by CIE.

(2)	Presents the aggregate of Predecessor Growth Partners for the period from October 1 through October 21, 2013, and CGP LLC for the period from October 22 through December 31, 2013.

(3)
CIE systems cannot always distinguish unique individuals playing games in multiple sessions in the same day or in a 30-day period ending with the measurement date, playing the same game across multiple platforms, or playing different titles offered by CIE. Thus, users who play multiple titles or multiple platforms may be counted as more than one user within the respective operating metrics.

During the third quarter of 2014, CIE’s social and mobile games business had approximately 595 thousand Average Monthly Unique Payers, or 3.6% of Average Monthly Unique Users on the social and mobile platforms, purchase virtual goods, which was an increase of approximately 160 basis points year over year.
Casino Properties and Developments

	CGP LLC	Predecessor Growth Partners	Percent Favorable/(Unfavorable)	CGP LLC	Predecessor Growth Partners	Percent Favorable/(Unfavorable)
	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2014	2013		2014	2013
Net revenues (1)	$324.2	$246.9	31.3%	$910.3	$774.3	17.6%
Income from operations (1)	10.8	23.3	(53.6)%	74.0	104.6	(29.3)%
Adjusted EBITDA(1)(2)	56.3	48.1	17.0%	194.6	182.1	6.9%
________________________________________

(1)
The financial information herein includes the financial results for Bally's Las Vegas, Cromwell, The LINQ Hotel & Casino and Harrah's New Orleans as if those businesses were combined into the Predecessor Growth Partners and CGP LLC reporting entities for all periods presented.

(2)	See Reconciliation of Net Income/(Loss) from Continuing Operations to Adjusted EBITDA later in this release.
 Casino Properties and Developments net revenues for the three months ended September 30, 2014 increased by 31.3% when compared to the same period in 2013. Gaming revenues increased to $196.9 million in the third quarter 2014 from $156.0 million for the same period in 2013 due primarily to the opening of Cromwell in May 2014 and the opening of Horseshoe Baltimore in August 2014.

Rooms revenues for the three months ended September 30, 2014 and 2013 were $59.2 million and $56.5 million, respectively. Cash average daily room rates for the three months ended September 30, 2014 increased to approximately $103, or by 21%, when compared to approximately $85 for the same period in 2013, primarily due to the opening of Cromwell, fewer rooms available due to the renovations at The LINQ Hotel & Casino, and the renovated Jubilee Tower which opened in the fourth quarter of 2013 at Bally's Las Vegas. Average daily occupancy was 89.5% for the three months ended September 30, 2014 and 89.7% in the three months ended September 30, 2013. Revenue per available room ("RevPar") for the three months ended September 30, 2014 and 2013 was $93 and $81, respectively. The revenue impact of favorable trends in room metrics was mostly offset by a lower number of rooms available due to room renovations at The LINQ Hotel & Casino.
Food and beverage revenues for the three months ended September 30, 2014 and 2013 were $63.7 million and $48.8 million, respectively. This increase in food and beverage revenues was driven largely by new offerings that opened in 2014 such as various new venues by celebrity chefs at Horseshoe Baltimore and Giada at Cromwell.
Other revenues for the three months ended September 30, 2014 and 2013 were $49.6 million and $23.0 million, respectively. This increase is primarily due to the opening of Drai’s at Cromwell and enhanced entertainment options at the new Axis Theater at Planet Hollywood.
Income from operations decreased to $10.8 million in the three months ended September 30, 2014, from $23.3 million in the same period of 2013 as the income impact of increased revenues was more than offset by the combination of increased expenses at The LINQ Hotel & Casino, primarily due to its strip-front lease, and increased pre-opening expenses associated with Horseshoe Baltimore. Certain pre-opening expenses associated with Horseshoe Baltimore are not a component of Adjusted EBITDA, therefore Adjusted EBITDA increased for the three months ended September 30, 2014 when compared with the same period in 2013.
Liquidity and Capital Resources
Cash and cash equivalents totaled $989.2 million at September 30, 2014. As of September 30, 2014, third-party debt outstanding at CGP LLC was $2,271.0 million. This amount includes debt of the consolidated subsidiary, Caesars Growth Properties Holdings, LLC ("CGPH"), of $2,004.6 million. Related party debt outstanding includes Long-term debt payable to related parties of $39.8 million and Convertible notes issued to related party of $47.7 million.
Recent Developments for CGP LLC
Because significant recent developments and subsequent events related to our equity method investee could be impactful to our financial performance, we have elected to include disclosure of such items herein.
Gain on Sale of Investment in Notes from Related Party
On May 5, 2014, CGP LLC entered into a note purchase agreement to sell its 5.625% face value aggregate principal amount of notes back to CEOC. On July 29, 2014, CGP LLC received $451.9 million of consideration (including accrued and unpaid interest) in connection with this transaction and recognized a gain of $99.4 million.
Distribution of CEOC Notes
On August 6, 2014, CGP LLC effectuated a distribution of its 5.75% and 6.50% face value aggregate principal amount of notes previously issued by CEOC ("CEOC Notes") as a dividend to its members, pro-rata based upon each member’s ownership percentage in CGP LLC (the “Notes Distribution”). At the date of distribution, the fair value of CGP LLC's investment in the CEOC Notes was below its amortized cost basis. As a result, CGP LLC recorded an impairment charge of $63.5 million immediately prior to the distribution to release losses that had been accumulated in equity, given that CGP LLC would not recover its amortized cost basis in the CEOC Notes. In connection with the Notes Distribution, CAC, as a member of CGP LLC, received $137.5 million in aggregate principal amount of 6.50% CEOC Notes, maturing June 1, 2016, and $151.4 million in aggregate principal amount of 5.75% CEOC Notes, maturing October 1, 2017.
Implementation of Caesars Enterprise Services, LLC
Caesars Enterprise Services, LLC ("CES") was launched in certain jurisdictions, and on October 1, 2014, CGP LLC transferred $22.5 million of cash to CES on behalf of CGPH. Expenses related to services from CES commenced at the beginning of the third quarter of 2014 and are included in the earnings results.
Conference Call Information
Caesars Acquisition Company will host a conference call at 5:30 a.m. Pacific Time Monday, November 10, 2014, to review its third-quarter results. The call will be accessible in the Investor Relations section of www.caesarsacquisitioncompany.com.
If you would like to ask questions and be an active participant in the call, you may dial (877) 637-3723, or (832) 412-1752 for international callers, and enter Conference ID 20791791 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company's website for 90 days after the event.

About Caesars Acquisition Company
Caesars Acquisition Company was formed to make an equity investment in Caesars Growth Partners, LLC, a joint venture between CACQ and Caesars Entertainment Corporation (NASDAQ: CZR), the world's most diversified casino entertainment provider and the most geographically diverse U.S. casino-entertainment company. CACQ is CGP LLC's managing member and sole holder of all of its outstanding voting units. For more information, please visit www.caesarsacquisitioncompany.com.
About Caesars Growth Partners, LLC
Caesars Growth Partners, LLC is a casino asset and entertainment company focused on acquiring and developing a portfolio of high-growth operating assets and equity and debt investments in the gaming and interactive entertainment industries. Through its two businesses-Interactive Entertainment and Casino Properties and Developments-Caesars Growth Partners focuses on acquiring or developing assets with strong value creation potential and leveraging interactive technology with its well-known online and mobile game portfolio and leading brands. Assets include Caesars Interactive Entertainment (with its social and mobile games, the World Series of Poker and regulated online real money gaming businesses), Planet Hollywood, Bally’s Las Vegas, Cromwell, The LINQ Hotel & Casino, Harrah’s New Orleans and Horseshoe Baltimore. Through its relationship with Caesars Entertainment, Caesars Growth Partners has the ability to access Caesars Entertainment’s proven management expertise, brand equity, Total Rewards loyalty program and structural synergies. For more information, please visit www.caesarsacquisitioncompany.com.
Forward Looking Information
This release contains or may contain "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are based on our current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of CAC and CGP LLC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained herein and therein):

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues, including the renovation of The LINQ Hotel & Casino;

•
CAC and CGP LLC's dependence on Caesars Entertainment and its subsidiaries to provide support and services, as well as CGP LLC's dependence on Caesars Entertainment’s senior management’s expertise and its participation in Caesars Entertainment’s Total Rewards loyalty program;

•	the adverse effects if Caesars Entertainment or any of its subsidiaries were to default on certain debt obligations;

•	the adverse effects if Caesars Entertainment or any of its subsidiaries were to file for bankruptcy or be subjected to an involuntary bankruptcy by its creditors;

•	Caesars Entertainment's interests may conflict with CGP LLC’s interests and Caesars Entertainment may possibly keep all potential development opportunities for itself;

•
the effects if a third-party successfully challenges Caesars Entertainment or its affiliates ownership of, or right to use, the intellectual property owned or used by subsidiaries of Caesars Entertainment, which CIE licenses for use in its businesses;

•
CIE's reliance on its affiliate relationship with subsidiaries of Caesars Entertainment to obtain and/or maintain online gaming licenses by virtue of such subsidiaries ownership of a physical gaming facility in certain jurisdictions, such as New Jersey;

•	the difficulty of operating CGP LLC’s business separately from Caesars Entertainment and managing that process effectively could take up a significant amount of management’s time;

•	CGP LLC's business model and short operating history;

•
CGP LLC's ability to realize the anticipated benefits of current or potential future acquisitions and the ability to timely and cost-effectively integrate assets and companies that CGP LLC acquires into its operations;

•	the adverse effects of extensive governmental regulation and taxation policies, which are applicable to CGP LLC;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and interactive gaming industries in particular;

•	the sensitivity of CGP LLC’s business to reductions in discretionary consumer spending;

•	the rapidly growing and changing industry in which CGP LLC operates, such as CIE's social and mobile games business and internet gaming business;

•	any failure to protect CGP LLC’s trademarks or other intellectual property, such as CIE's ownership of the WSOP trademark;

•	abnormal gaming holds ("gaming hold" is the amount of money that is retained by the casino from wagers by customers);

•
the effects of competition, including locations of competitors and operating and market competition, particularly the intense competition our Las Vegas assets face from other hotel casino resorts in Las Vegas and the competition Horseshoe Baltimore faces from other regional casinos and resorts;

•	the uncertainty surrounding whether CIE’s games, such as Slotomania, will retain their popularity;

•	CIE's ability to launch new games on new and emerging platforms;

•	CIE's reliance on a small portion of its total players for nearly all of its revenue from its social and mobile games;

•
evolving regulations concerning the social and mobile games industry as well as data privacy, including, but not limited to, the effect of U.S. and foreign laws, some of which are unsettled and still developing;

•	the low barriers to entry and intense competition of social and mobile games industry could have adverse effect on CIE and CGP LLC;

•	the effect on CGP LLC's business strategy if real money online poker is not legalized in states other than Delaware, Nevada or New Jersey in the United States; and

•	political and economic uncertainty created by terrorist attacks and other acts of war or hostility.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. CAC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ACQUISITION COMPANY
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Revenues	$—	$—
Operating expenses	2.1	16.2
Loss from operations	(2.1)	(16.2)

Income from equity method investment in Caesars Growth Partners, LLC	24.9	55.5
Income before provision for income taxes	22.8	39.3
Provision for income taxes	(20.0)	(25.9)
Net income	2.8	13.4
Other comprehensive income, net of income taxes	—	—
Comprehensive income	$2.8	$13.4

Earnings per share - basic and diluted	$0.02	$0.10
Weighted average common shares outstanding - basic and diluted	135.8	135.8

CAESARS GROWTH PARTNERS, LLC
COMBINED AND CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In millions)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Revenues
Interactive Entertainment
Social and mobile games	$151.3	$401.4
WSOP and online real money gaming	10.3	29.0
	161.6	430.4
Casino Properties and Developments
Casino	196.9	550.8
Food and beverage	63.7	177.7
Rooms	59.2	193.8
Other	49.6	118.5
Less: casino promotional allowances	(45.2)	(130.5)
	324.2	910.3
Net revenues	485.8	1,340.7

Operating expenses
Interactive Entertainment - Direct
Platform fees	45.7	122.0
Casino Properties and Developments - Direct
Casino	116.7	301.0
Food and beverage	31.8	84.0
Rooms	18.4	54.8
Property, general, administrative and other	184.2	505.2
Write-downs, reserves and project opening costs, net of recoveries	12.3	34.3
Management fees payable to related parties	13.1	24.7
Depreciation and amortization	37.8	98.8
Change in fair value of contingently issuable non-voting membership units	(56.4)	(7.9)
Change in fair value of contingent consideration	0.1	32.7
Total operating expenses	403.7	1,249.6
Income from operations	82.1	91.1
Interest expense, net of interest capitalized	(44.2)	(123.8)
Interest income	—	1.0
Interest income - related party	19.1	119.2
Impairment of investment in notes from related party	(63.5)	(63.5)
Gain on sale of investment in notes from related party	99.4	99.4
Loss on extinguishment of debt	—	(23.8)
Other expense, net	(0.1)	(0.1)
Income from continuing operations before provision for income taxes	92.8	99.5
Provision for income taxes	(22.1)	(31.9)
Net income from continuing operations	70.7	67.6
Discontinued operations
Income/(loss) from discontinued operations, including $1.4 million of gain on disposal	1.2	(15.7)
(Provision for)/benefit from income taxes related to discontinued operations	(15.8)	0.1
Net loss from discontinued operations	(14.6)	(15.6)
Net income	56.1	52.0
Net loss attributable to non-controlling interests	5.1	14.5
Net income attributable to Caesars Growth Partners, LLC	$61.2	$66.5

PREDECESSOR GROWTH PARTNERS
COMBINED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In millions)

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Revenues
Interactive Entertainment
Social and mobile games	$74.7	$212.0
WSOP and online real money gaming	4.2	9.0
	78.9	221.0
Casino Properties and Developments
Casino	156.0	493.2
Food and beverage	48.8	151.1
Rooms	56.5	180.5
Other	23.0	67.4
Less: casino promotional allowances	(37.4)	(117.9)
	246.9	774.3
Net revenues	325.8	995.3

Operating expenses
Interactive Entertainment - Direct
Platform fees	23.3	66.4
Casino Properties and Developments - Direct
Casino	81.4	251.8
Food and beverage	23.1	68.1
Rooms	15.9	50.3
Property, general, administrative and other	102.4	306.8
Write-downs, reserves and project opening costs, net of recoveries	4.8	15.8
Management fees payable to related parties	4.3	13.2
Depreciation and amortization	24.6	73.8
Change in fair value of contingent consideration	—	48.9
Total operating expenses	279.8	895.1
Income from operations	46.0	100.2
Interest expense, net of interest capitalized	(21.6)	(56.2)
Interest income - related party	44.9	128.0
Loss on extinguishment of debt	(0.3)	(0.5)
Other income, net	0.1	0.6
Income from continuing operations before provision for income taxes	69.1	172.1
Provision for income taxes	(22.3)	(55.9)
Net income from continuing operations	46.8	116.2
Net loss attributable to non-controlling interests	3.7	4.9
Net income attributable to Predecessor Growth Partners	$50.5	$121.1

CAESARS GROWTH PARTNERS, LLC AND PREDECESSOR GROWTH PARTNERS
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

Adjusted Earnings before Interest income/expense, Income Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure that is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of capital decisions made for the long-term benefit of CGP LLC and Predecessor Growth Partners. Because not all companies use identical calculations, the presentation of CGP LLC's and Predecessor Growth Partners' EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

	For the Three Months Ended September 30, 2014
(In millions)	Interactive Entertainment	Casino Properties and Developments	Other	Total
Net income/(loss) from continuing operations	$(2.9)	$(33.3)	$106.9	$70.7
Provision for income taxes	21.1	1.0	—	22.1
Income/(loss) from continuing operations before income taxes	18.2	(32.3)	106.9	92.8
Interest expense, net of interest capitalized	1.8	43.1	(0.7)	44.2
Interest income, including related party	—	—	(19.1)	(19.1)
Depreciation and amortization	7.3	30.5	—	37.8
EBITDA	27.3	41.3	87.1	155.7
Other expense, net	0.1	—	—	0.1
Write-downs, reserves and project opening costs, net of recoveries (b)	2.5	9.8	—	12.3
Change in fair value of contingently issuable non-voting membership units (c)	—	—	(56.4)	(56.4)
Change in fair value of contingent consideration (d)	0.1	—	—	0.1
Acquisition and integration costs	0.3	4.3	0.9	5.5
Gain on sale of investment in notes from related party	—	—	(99.4)	(99.4)
Impairment of investment in notes from related party	—	—	63.5	63.5
Stock-based compensation (e)	22.0	0.6	—	22.6
Other (f)	1.1	0.3	—	1.4
Adjusted EBITDA	$53.4	$56.3	$(4.3)	$105.4

	For the Three Months Ended September 30, 2013
(In millions)	Interactive Entertainment	Casino Properties and Developments	Other	Total
Net income from continuing operations	$16.2	$1.4	$29.2	$46.8
Provision for income taxes	5.7	0.9	15.7	22.3
Income from continuing operations before income taxes	21.9	2.3	44.9	69.1
Interest expense, net of interest capitalized	0.8	20.8	—	21.6
Interest income, including related party	—	—	(44.9)	(44.9)
Depreciation and amortization	4.8	19.8	—	24.6
EBITDA	27.5	42.9	—	70.4
Other income, net	—	(0.1)	—	(0.1)
Loss on extinguishment of debt (a)	—	0.3	—	0.3
Write-downs, reserves and project opening costs, net of recoveries (b)	—	4.8	—	4.8
Acquisition and integration costs	0.3	—	—	0.3
Stock-based compensation (e)	1.8	0.2	—	2.0
Other (f)	1.0	—	—	1.0
Adjusted EBITDA	$30.6	$48.1	$—	$78.7
________________________________________
(a) - (f) See footnotes on next page.

	For the Nine Months Ended September 30, 2014
(In millions)	Interactive Entertainment	Casino Properties and Developments	Other	Total
Net income/(loss) from continuing operations	$(2.2)	$(84.0)	$153.8	$67.6
Provision for income taxes	19.3	12.6	—	31.9
Income/(loss) from continuing operations before income taxes	17.1	(71.4)	153.8	99.5
Interest expense, net of interest capitalized	3.8	121.6	(1.6)	123.8
Interest income, including related party	—	—	(120.2)	(120.2)
Depreciation and amortization	20.9	77.9	—	98.8
EBITDA	41.8	128.1	32.0	201.9
Other expense, net	0.1	—	—	0.1
Loss on extinguishment of debt (a)	—	23.8	—	23.8
Write-downs, reserves and project opening costs, net of recoveries (b)	2.5	31.8	—	34.3
Change in fair value of contingently issuable non-voting membership units (c)	—	—	(7.9)	(7.9)
Change in fair value of contingent consideration (d)	32.7	—	—	32.7
Acquisition and integration costs	0.9	9.7	0.9	11.5
Gain on sale of investment in notes from related party	—	—	(99.4)	(99.4)
Impairment of investment in notes from related party	—	—	63.5	63.5
Stock-based compensation (e)	48.4	0.6	—	49.0
Other (f)	2.7	0.6	—	3.3
Adjusted EBITDA	$129.1	$194.6	$(10.9)	$312.8

	For the Nine Months Ended September 30, 2013
(In millions)	Interactive Entertainment	Casino Properties and Developments	Other	Total
Net income from continuing operations	$1.3	$31.7	$83.2	$116.2
(Benefit from)/provision for income taxes	(7.5)	18.6	44.8	55.9
Income/(loss) from continuing operations before income taxes	(6.2)	50.3	128.0	172.1
Interest expense, net of interest capitalized	1.9	54.3	—	56.2
Interest income, including related party	—	—	(128.0)	(128.0)
Depreciation and amortization	12.6	61.2	—	73.8
EBITDA	8.3	165.8	—	174.1
Other income, net	(0.1)	(0.5)	—	(0.6)
Loss on extinguishment of debt (a)	—	0.5	—	0.5
Write-downs, reserves and project opening costs, net of recoveries (b)	—	15.8	—	15.8
Change in fair value of contingent consideration (d)	48.9	—	—	48.9
Acquisition and integration costs	0.5	—	—	0.5
Stock-based compensation (e)	12.2	0.3	—	12.5
Other (f)	2.1	0.2	—	2.3
Adjusted EBITDA	$71.9	$182.1	$—	$254.0
________________________________________

(a)
Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(b)	Amounts primarily represent development costs related to the construction and planned casino operations of Horseshoe Baltimore, the construction of Cromwell and The LINQ Hotel & Casino.

(c)
Amounts represent the change in fair value of contingently issuable membership units associated with the CIE earn-out calculation related to the transactions establishing CGP LLC. The total liability represents the estimated fair value of CGP LLC non-voting membership units to be issued to a subsidiary of Caesars Entertainment.

(d)	Amounts represent the change in fair value of contingent consideration for CIE acquisitions.

(e)
Amounts represent non-cash stock-based compensation expense related to stock options, restricted shares and restricted stock units. Stock‑based compensation expense for the three months ended September 30, 2014 includes $19.6 million of expense related to earlier quarters of 2014.

(f)	Amounts represent other add-backs and deductions to arrive at Adjusted EBITDA but not separately identified, such as lobbying expenses.